UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/08/2007

Hoku Scientific, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-51458

Delaware	99-0351487
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1075 Opakapaka St.
Kapolei, HI 96707
(Address of principal executive offices, including zip code)

808-682-7800
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Cost Plus Incentive Construction Contract with JH Kelly LLC

On August 8, 2007, Hoku Materials, Inc. entered into a construction agreement, the Construction Agreement, with JH Kelly LLC., or JH Kelly, for construction services for the construction of a polysilicon production plant with an annual capacity of 2,000 metric tons. We will pay JH Kelly on a time and materials basis plus a fee for its services and incentives if certain schedule, cost and safety targets are met. The target cost for the services to be provided under the Construction Agreement is $120.0 million, including up to $5.0 million of incentives that may be payable.   The incentives are based on:

*        JH Kelly's total costs being less than $120.0 million,
*        JH Kelly achieving specified safety targets, and
*        JH Kelly meeting scheduled targets for:
          *    pilot test production of polysilicon in late 2008,
          *    mechanical completion by January 31, 2009, and
          *    substantial project completion by May 31, 2009.

Each of these cost, safety and schedule targets may be adjusted if we or our other contractors cause any delays, or request changes to the work that increase the cost or time for completion, or if any delays caused by reasons not in the sole control of JH Kelly occur.

Pursuant to the Construction Agreement, JH Kelly is not guaranteeing that the cost or schedule targets will be met, and we are obligated to pay for JH Kelly's services regardless of whether these targets are ultimately achieved; however, JH Kelly is required to pay liquidated damages of up to $1 million for construction schedule delays that are directly caused by the fault of JH Kelly.

JH Kelly may terminate the Construction Agreement if we breach the agreement. JH Kelly may suspend work under the Construction Agreement upon two days written notice if we fail to make any payment when due, and we will be liable for wind-down and start-up costs in the event JH Kelly restarts its performance of services . We may terminate the Construction Agreement if JH Kelly fails to perform its obligations or if JH Kelly becomes insolvent or bankrupt. We may also terminate the Construction Agreement at any time for our convenience, in which case we are obligated to pay JH Kelly for all completed work, all work in progress and JH Kelly's reasonable termination expenses.

The Construction Agreement will be filed with Hoku Scientific's Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hoku Scientific, Inc.

Date: August 09, 2007	By:	/s/ Dustin M. Shindo
Dustin M. Shindo
Chairman of the Board of Directors, President and Chief Executive Officer